Exhibit 10.32.2

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

June 26, 2014

Atkore International Group Inc.

Atkore International Holdings Inc.

Atkore International Inc.

16100 S. Lathrop Avenue

Harvey, IL 60426

Ladies and Gentlemen:

Reference is made to that certain letter agreement (the “Consulting Agreement”) dated December 22, 2010 between Atkore International Group Inc., Atkore International Holdings Inc., a direct wholly owned subsidiary of the Company, Atkore International Inc, a direct wholly owned subsidiary of Atkore HoldCo, and Clayton, Dubilier & Rice, LLC (“CD&R Manager”). Capitalized terms used herein without definition shall have the definitions given to them in the Consulting Agreement.

Pursuant to Section 2(a) of the Consulting Agreement, the Advisory Fee may not be reduced without the written consent of CD&R Manager and, pursuant to Section 15 of the Consulting Agreement, any modification, amendment or waiver of any provision of the Consulting Agreement must be agreed to in writing and executed by the parties to the Consulting Agreement. CD&R Manager hereby consents to the reduction of the Advisory Fee to equal $3,500,000 per year, payable in advance in quarterly installments of $875,000, beginning with the installment to be paid on July 1, 2014, subject to the terms of the Consulting Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law that would require application of laws of any other jurisdiction. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon any third party any rights or remedies against any party hereto. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the heirs, legal representatives and successors of the parties hereto. The parties hereto agree that this Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof.

If the foregoing sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

AGREED TO AND ACCEPTED BY:

ATKORE INTERNATIONAL GROUP INC.

By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

ATKORE INTERNATIONAL HOLDINGS INC.

By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

ATKORE INTERNATIONAL INC.

By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer